VERTEX ENERGY, INC. S-3

Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Vertex Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation of Carry Forward Rule	Amount Registered (1)/(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock par value $0.001	457(g)	500,000	$1.288(3)	$644,000.00	$0.0001476	$95.05
Fees to Be Paid	Equity	Common Stock par value $0.001	457(c)	2,577,263	$0.5169(4)	$1,332,187.20	$0.0001476	$196.64
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$1,976,187.2		$291.69
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$291.69

(1) The shares will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement. Represents shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock of the Company.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered in the Registration Statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended, based on the price at which the June 2024 Warrants may be exercised.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high ($0.5527) and low ($0.4811) sales prices of a share of the Registrant’s common stock on The Nasdaq Capital Market on August 8, 2024, which date is within five business days of the date of the filing of this Registration Statement.